EXHIBIT 10.6

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “First Amendment”) dated as of July , 2001, is entered into by and between WILLIAM LYON HOMES, INC., a California corporation (the “Borrower”) and RFC CONSTRUCTION FUNDING CORP., a Delaware corporation (the “Lender”).

RECITALS

A.    Lender, as assignee of Residential Funding Corporation, a Delaware corporation, has agreed to make a loan to Borrower, in the original principal amount of up to Seventy-Five Million Dollars ($75,000,000) (the “Loan”) pursuant to the terms of the Loan Agreement dated as of September 25, 2000 (as the same may be amended or otherwise modified from time to time, the “Loan Agreement”), and in connection therewith Borrower has made, executed and delivered to Lender that certain Promissory Note dated September 25,2000 (as the same may be restated, renewed, amended or otherwise modified from time to time, the “Note”) payable to the order of the Lender in the original principal amount of Seventy-Five Million Dollars ($75,000,000).

B.    The Borrower has requested that the Lender amend the Loan Agreement to (i) clarify that the commitment fee related to the Sterling Glen project is payable under Section 2.4 of the Loan Agreement, (ii) clarify that the Loan Amount under the Loan Agreement is not reduced by the loan commitment related to the Sycamore Ranch project, and (iii) amend Section 5.4(b) of the Loan Agreement.

C.    As a condition to granting the Borrower’s requests, the Lender has required the execution and delivery of this First Amendment by the Borrower;

D.    Unless otherwise defined herein, capitalized terms used herein shall have the meanings given those terms in Loan Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

Section 1.    Recitals.  The Recitals hereinabove contained are true and correct and made a part of and incorporated into the Loan Agreement.

Section 2.    Amendments to Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended by replacing the existing definitions of “Commitment Fee” and

“Independent Project Commitment Amount” with the following amended definitions of “Commitment Fee” and “Independent Project Commitment Amount”:

“‘Commitment Fee’ shall mean the fee the Borrower is required to pay to the Lender during the period from the date of this Loan Agreement through the Maturity Date, which fee shall be an amount equal to one-halfofone percent (.50%) per annum of the Loan Amount in effect on the day such fee is due to the Lender, to be paid in quarterly installments as provided in Section 2.4; provided, however, for purposes of this defmition of ‘Commitment Fee’ only (and not for any other purpose under this Loan Agreement), the term ‘Loan Amount’ shall include the Independent Project Commitment Amount for the project known as Sterling Glen at Ladera Ranch in Orange County, California.”

“‘Independent Project Commitment Amount’ shall mean, at any date of determination, the aggregate amount of outstanding loan commitments issued by the Lender and/or RFC Construction Funding Corp. to the Borrower or its Affiliates with respect to projects which are not cross-collateralized with the Projects and which are evidenced by promissory notes other than the Note, which “Independent Project Commitment Amount” shall (i) specifically include, without limitation, the LP Homes #1 Commitment Amounts and the loan commitment in the initial amount of $23,473,200 with respect to the project known as Sterling Glen at Ladera Ranch in Orange County, California, and (ii) specifically not include that certain loan commitment in the initial amount of $12,566,362 issued by the Lender to the Borrower with respect to the acquisition and development project known as Sycamore Ranch located in Fallbrook, San Diego County, California. For purposes of this Agreement, the “Independent Project Commitment Amount” shall (i) automatically increase by the amount of any new loan commitment issued by the Lender and/or RFC Construction Funding Corp. to the Borrower or its Affiliates with respect to a project which is not cross-collateralized with the Projects and which is evidenced by a promissory note other than the Note, with such automatic increase to become effective on the date of issuance of such new loan commitment, and (ii) reduce by the amount of any reduction in the Independent Project Commitment Amount, with such reduction to become effective only upon delivery by the Lender or RFC Construction Funding Corp. to the Borrower or its applicable Affiliate of a written notice which serves to reduce a specific loan commitment by the amount specified in such written notice.”

Section 3.    Amendment to Section 5.4(b).  Section 5.4(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

“(b) Ratio of Total Liabilities to Net Worth.  The Guarantor and its Subsidiaries (including the Borrower) will maintain at all times the ratio of its Total Liabilities to Net Worth of not more than 3.50 to 1.00.”

Section 4.    Representations and Warranties of Borrower.  The Borrower represents, warrants and agrees that: (i) there exists no Potential Default or Event of Default under the Loan Documents; (ii) the Loan Documents continue to be the legal, valid and binding agreements and obligations of the Borrower, enforceable in accordance with their terms, as modified herein; (iii) the Lender is not in default under any of the Loan Documents; (iv) the Borrower does not have any offset or defense to its performance or obligations under any of the Loan Documents; (v) the representations contained in the Loan Documents remain true and accurate in all respects; and (vi) there has been no Material Adverse Change from the date of any of the Loan Documents to the date of this First Amendment.

Section 5.    Effect on Documents.  Except as expressly modified by this First Amendment, the Loan Agreement shall otherwise be unchanged and shall remain in full force and effect and the Borrower ratifies and reaffmns all of the obligations of the Borrower thereunder .

Section 6.    Execution in Counteparts.  This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this First Amendment as of the date first written above by and through their duly authorized representatives.

BORROWER: WILLIAM LYON HOMES, INC., a California Corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson Senior Vice President

And

By:	/s/ W. DOUGLASS HARRIS
W. Douglass Harris Vice President – Corporate Controller
LENDER: RFC CONSTRUCTION FUNDING CORP., a Delaware corporation

By:	/s/ PETER FISCHER
Peter Fischer Assistant Vice President